EXHIBIT 10.15

                                 EQUIPMENT LEASE


         This Equipment Lease, dated as of May 1, 1998, is made by and between Preferred Voice, Inc., a Delaware corporation (hereinafter referred to as "Lessee") and Capital Growth Fund Ltd. (hereinafter referred to as "Lessor").

         In consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                               LEASE OF EQUIPMENT

         Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, a VIP System consisting of the items identified on Attachment "A" (the "Equipment").

                                   ARTICLE II

                                      TERM

This Lease will commence on May 1, 1998, and will continue in effect for 36 months.

                                   ARTICLE III

                                 RENTAL PAYMENTS

         3.1. Rentals. Lessee shall pay to Lessor $3,581.08 on the lst day of each month during the term of this Lease as rental for the Equipment (the "Monthly Rental Payment") . Provided Lessee is not then in default, Lessee has the option to purchase the Equipment at any time during the term of this Lease for a price determined in accordance with Attachment "B."

         3.2. Past Due Interest. In the event Lessee fails to pay any Monthly Rental Payment when due (or any other sum to be paid by Lessee under this Lease), Lessee shall pay to Lessor interest on such monthly Rental Payment (or other sum) from the due date thereof and after any grace period to the date of payment, at the rate of eighteen percent (18%) per annum.

                                   ARTICLE IV

                                USE OF EQUIPMENT

         4.1. Rights of Lessee. Lessee has the right to the use, operation, possession and control of the Equipment while the Lease is in effect. Lessee will have absolute control, supervision and responsibility over the operators or users of the Equipment, subject to the restrictions set forth below.

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         4.2.  Duties of Lessee.  Lessee must use the Equipment in a careful and proper manner, and will not permit any Equipment to be operated or used in violation of any applicable federal, state or local statute, law, ordinance, rule or regulation relating to the possession, use or maintenance of the Equipment. Lessee shall use the Equipment in accordance with any applicable vendor's or manufacturer's manuals or instructions, by competent and fully qualified personnel only. Lessee shall reimburse Lessor in full for all damage to the Equipment arising from any misuse or negligent act by Lessee, its employees, and its agents. Lessee shall indemnify and hold Lessor harmless from all liabilities, fines, forfeitures or penalties for violations of any statute, law, ordinance, rule or regulation of any duly constituted public authority.

         4.3. Location of Equipment. The Equipment will be located in the offices of American Communications Services, Inc., 2323 Bryan Street, Ste 200, Dallas, Texas, 75201 and may not be moved from that location without the prior written consent of Lessor, which may not be unreasonably withheld.

         4.4 Commercial Use Limitation. Lessee represents and warrants that the Equipment will be used for commercial or business purposes only.

                                    ARTICLE V

            MAINTENANCE, REPAIRS AND ALTERATIONS PERFORMED BY LESSEE

         5.1. Maintenance and Repairs. Lessee shall assume all obligations and liability concerning possession of the Equipment, and for its use, operation, condition and storage while this Lease is in effect. Lessee shall, at Lessee's expense, maintain the Equipment in good mechanical condition and running order, excepting reasonable wear and tear resulting from the ordinary use of the Equipment. Lessee shall, at its own expense, provide all parts, mechanisms and devices required to keep the Equipment in good repair, condition and running order. Lessor is under no liability or obligation to provide service, maintenance, repairs or parts for the Equipment.

         5.2. Alterations and Additions. Without the prior written consent of Lessor, which consent may not be unreasonably withheld, Lessee will not make any alterations, additions or improvements to the Equipment, other than those required to keep the Equipment in good condition and running order, as described in Section 5.1.

                                   ARTICLE VI

                           PASS THROUGH OF WARRANTIES

         Lessor hereby assigns to Lessee (to the extent assignable) any and all rights Lessor may have to enforce any warranty in respect of the Equipment and agrees to enforce for the benefit of Lessee (but at Lessee's sole expense) every such warranty that is not assigned hereby.


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                                   ARTICLE VII

                               OPERATING EXPENSES

         Lessee shall pay for all expenses of operating the Equipment and all other charges in connection with the operation of the Equipment.

                                  ARTICLE VIII

                                      TAXES

         Lessee is liable for, and required to pay on or before their due dates, all sales, use, or personal property taxes imposed on the Equipment.

                                   ARTICLE IX

                                    OWNERSHIP

         9.1. Warranty of Title. Lessor warrants that it has clear title to the Equipment, free and clear of any liens, encumbrances or claims of third parties, and Lessee is entitled to quiet possession of the Equipment. Lessor shall indemnify and hold Lessee harmless from any damages, cost or expense Lessee may suffer arising out of Lessor's breach of its warranty of title.

         9.2. No Sale or Security Interest Intended. This agreement constitutes a lease of the Equipment and not a sale or the creation of a security interest. Unless and until lessee exercises its purchase option, Lessor retains sole ownership and title of the Equipment subject to any liens it has granted, and Lessee will not have any right, title, equity or other interest in the Equipment, except the right to possession and use as provided for in this Lease.

         9.3. Identification Markings. Lessor has the right to require Lessee to place and maintain on the exterior or interior of each piece of Equipment a reasonable label reflecting Lessor's ownership. Lessee may not remove, obscure, deface or obliterate the inscription or permit any other person to do so.

         9.4. No Liens. Lessee shall at all times keep the Equipment free and clear from any liens or encumbrances of Lessee's creditors or other persons having claims against (or otherwise claiming through) Lessee.

         9.5. Personal Property. Lessor and Lessee hereby agree that the Equipment will always remain and be deemed personal or moveable property, and Lessee covenants not to enter into any agreement with any third party or take any action inconsistent with the foregoing.

         9.6. Sublease. Lessee may not sublease any item of Equipment or assign this Lease to any other party without the prior written consent of Lessor, provided Lessor does not unreasonably

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withhold  such consent.  No such sublease or assignment  will in any way relieve
Lessee of its obligations hereunder. If Lessee subleases any item of Equipment or assigns this Lease in accordance with the provisions of this Section 9.6, Lessor may accept rental and other payments directly from such sublessee or assignee, but no such acceptance will in any way constitute a release of Lessee from its obligations under the Lease except to the extent that any such sublessee or assignee actually makes such payment.

                                    ARTICLE X

                                    INSURANCE

         10.1. Lessee's Obligation to Insure. Lessee shall provide fire, theft and comprehensive insurance coverage for all Equipment at Lessee's expense, in a commercially reasonable amount.

         10.2. Excess Liability Indemnity. Lessee agrees to indemnify and hold Lessor harmless from all loss, liability and expense, including reasonable attorneys' fees, in excess of the limits of liability insurance for bodily injury, death or property damage caused by or arising out of the ownership, maintenance, use or operation of the Equipment, as provided for in this Article. Lessee further agrees to indemnify and hold harmless Lessor from and against loss, liability and expense, including reasonable attorneys' fees, because of Lessee's failure to comply with any terms, provisions and conditions of any insurance policy insuring Lessor and Lessee or because of Lessee's failure to comply with the terms and provisions of this Article.

                                   ARTICLE XI

                          INDEMNIFICATION AND LIABILITY

         11.1. Risk of Liability Assumed by Lessee. Lessee assumes all risk and liability for the loss of or damage to the Equipment, for the death of or injury to any person or property of another and for all other risks and liabilities arising from the use, operation, condition, possession or storage of the Equipment. Nothing in this Lease authorizes Lessee or any other person to operate any of the Equipment so as to impose any liability or other obligation on Lessor.

         11.2. Lessee's Duty to Indemnify. Lessee agrees to indemnify, defend and hold harmless Lessor from all claims, loss or damage Lessor may sustain for any of the following reasons:

                  (a)  Loss of, or damage to, any Equipment by any cause;

                  (b) Injury to, or death of, any person, including but not limited to agents or employees of Lessee arising from the use, possession, selection, delivery, return, condition or operation of any of the Equipment;

                  (c) Damage to any property arising from the use, possession, selection, delivery, return, condition or operation of any of the Equipment.

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         Lessee shall reimburse  Lessor for all expenses,  losses,  liabilities, fines, penalties and claims of every type, including reasonable attorneys' fees, imposed on or incurred by Lessor due to Lessee's use or operation of any Equipment, or because of the failure by Lessee to perform any of the Lease terms. Lessee shall also pay interest at the highest legal rate from the day any such payment is made by Lessor until the date Lessor is reimbursed by Lessee.

                                   ARTICLE XII

                    ACCIDENT, LOSS OF, OR DAMAGE TO EQUIPMENT

         12.1. Notification to Lessor. If any Equipment is damaged, lost, stolen or destroyed as a result of its operation, use, maintenance or possession, Lessee shall promptly notify Lessor of the occurrence and shall file all necessary accident reports, including those required by law and those required by interested insurance companies.

         12.2. Cooperation in Defense of Claims. Lessee and its employees and agents shall cooperate fully with Lessor and all insurers providing insurance under this Lease in the investigation and defense of all claims or suits. Lessee shall promptly deliver to Lessor all papers, notices and documents served on, or delivered to, Lessee or its employees and agents in connection with any claim, suit, action or proceeding at law or in equity commenced or threatened against Lessee or Lessor concerning the Equipment.

         12.3. Options of Lessor. In the event of loss or damage of any kind to any item of Equipment, Lessee, at its option, shall:

                  (a) Place such Equipment in good repair, condition and working order; or

                  (b) Replace such Equipment with like Equipment in good repair, condition and working order.

                                  ARTICLE XIII

                                EVENT OF DEFAULT

         The failure of Lessee to pay, within ten (10) days following receipt of written notice from Lessee of non-payment on the due date, any rent or other amount required to be paid to Lessor under this Lease or any other agreement between Lessee and Lessor or to perform, within thirty (30) days after written notice by Lessor specifying the default, any covenant, condition or obligation required to be performed by Lessee under this Lease or any other agreement between Lessee or Lessor will constitute an Event of Default.


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                                   ARTICLE XIV

                   RIGHTS, REMEDIES AND OBLIGATIONS ON DEFAULT

         14.1. Lessor's Rights and Remedies. In case of an Event of Default by Lessee under the Lease, Lessor will have the right to exercise any one or more of the following remedies:

                  (a) To terminate the Lease of the Equipment and Lessee's rights thereunder as to any or all items of such Equipment;

                  (b) To repossess the Equipment without legal process. Lessee agrees that, upon default, Lessor or Lessor's agent may enter upon any premises where the Equipment is located and repossess and remove it. Lessee specifically waives any right of action Lessee might otherwise have arising out of the entry and repossession, and releases Lessor of any claim for trespass or damage caused by reason of the entry, repossession, or removal. Any repossession of a particular item of Equipment will not constitute a termination of this Lease as to any other items of Equipment, unless Lessor expressly so notifies Lessee in writing;

                  (c) To exercise any other remedy permitted at law or in equity.

         14.2. Lessee's Obligation for Lessor's Costs and Attorneys' Fees. Upon default, Lessee shall reimburse Lessor for all reasonable expenses of repossession and enforcement of Lessor's rights and remedies, together with interest at the rate of eighteen percent (18%) per annum. until the date of payment. Notwithstanding any other provisions of this Lease, if Lessor places all or any part of Lessor's claim against Lessee in the hands of an attorney for collection, Lessee shall pay Lessor's reasonable attorneys' fees.

         14.3. Remedies Cumulative. The remedies of Lessor set forth in this Article are cumulative to the extent permitted by law and may be exercised partially, concurrently, or separately. The exercise of one remedy may not be deemed to preclude the exercise of any other remedy.

         14.4. Failure to Enforce Not Waiver. Any failure or delay on the part of Lessor to exercise any remedy or right under this Lease will not operate as a waiver. The failure of Lessor to require performance of any of the terms, covenants, or provisions of this Lease by Lessee will not constitute a waiver of any of the rights under the Lease. No forbearance by Lessor to exercise any rights or privileges under this Lease will be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. No covenant or condition of this Lease may be waived except by the written consent of Lessor. Any such written waiver of any term of this Lease will be effective only in the specific instance and for the specific purpose given.


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                                   ARTICLE XV

                                PAYMENT BY LESSOR

         In the event Lessee fails to procure, maintain or pay for any insurance required to be procured, maintained and paid for by Lessee hereunder, or to make any payment required to be made by Lessee hereunder (including, but not limited to, the payment of any fees, assessments, charges or taxes), Lessor has the right, but is not obligated, to obtain such insurance, or make such payment, on behalf of Lessee. In the event Lessor does so, Lessee shall reimburse Lessor for the cost thereof upon demand and the failure to make such reimbursement within ten (10) days after demand will constitute an Event of Default hereunder as defined in Article 13 hereof.

                                   ARTICLE XVI

                            DISCLAIMER AND WARRANTIES

         Lessor warrants that it owns the Equipment free and clear of any liens or other encumbrances and is hereby transferring the Equipment with clear title. LESSOR OTHERWISE LEASES THE EQUIPMENT AS IS WITHOUT WARRANTY OF ANY KIND INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                  ARTICLE XVII

                               RETURN OF EQUIPMENT

         In the event Lessee does not exercise its purchase option after written notice from Lessor upon the termination of this Lease, Lessee shall return to Lessor the Equipment free and clear of all liens or encumbrances of Lessee's creditors or other persons having claims against or otherwise claiming through Lessee; and in such condition, repair and working order as the Equipment was in on the date of this Lease, ordinary wear and tear resulting from the proper use thereof excepted.

                                  ARTICLE XVII

                                     NOTICES

         All notices required or permitted to be given hereunder shall be in writing and will be valid and sufficient if dispatched by (i) hand delivery,
(ii) by telex, cable or facsimile transceiver, with confirming letter mailed promptly thereafter in accordance with clause (iv) hereof, (iii) by reputable overnight express courier or (iv) by certified mail, postage prepaid, return receipt requested, deposited in any post offices in the United States, as the case may be, addressed to the addresses set forth on the signature page of this Agreement, or such other addresses as may be provided, from time to time. Either party may change its address by notice given to the other party in the manner set forth above. When sent by cable or facsimile as aforesaid, notices given

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as herein  provided are  considered to have been received when sent;  otherwise, notices are considered to have been received only upon delivery or attempted delivery during normal business hours.

                                  ARTICLE XVIII

                           AMENDMENT AND MODIFICATION

         This Lease may not be amended, modified or altered in any manner except in a writing signed by both parties.

                                   ARTICLE XIX

                                ENTIRE AGREEMENT

         This Lease constitutes the entire agreement between the parties respecting the subject matter. No agreements, representations or warranties other than those specifically set forth in this Lease are binding on any of the parties unless set forth in writing and signed by both parties.

                                   ARTICLE XX

                                  GOVERNING LAW

         This Lease has been executed and delivered in the State of Texas and shall be interpreted under, and construed in accordance with, the law of Texas, without regard to choice of law principles that may apply a different state's substantive law. It is agreed that Texas law controls the validity of, and the obligations created by, this Lease.

                                   ARTICLE XXI

                          EFFECT OF PARTIAL INVALIDITY

         Should any part of this Agreement for any reason be declared invalid, such decision will not affect the validity of any remaining portions, which shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may for any reason be hereafter declared invalid.


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                                  ARTICLE XXII

                                    HEADINGS

         Headings used in this Agreement are to facilitate reference only, do not form a part of this Agreement, and may not in any way affect the interpretation hereof.

                                  ARTICLE XXIII

                                    NO WAIVER

         No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder will operate as a waiver thereof. Nor will any single or partial exercise of any right or remedy hereunder exclude any other or further exercise thereof or the exercise of any other right hereunder.

                                  ARTICLE XXIV

                                 ATTORNEYS' FEES

         The prevailing party in any litigation, arbitration or other proceedings arising out of this Agreement shall be reimbursed by the other party for all costs and expenses incurred in such proceedings, including reasonable attorneys' fees.

                                   ARTICLE XXV

                                  FORCE MAJEURE

         No party hereto will be liable for delay or default in performing hereunder if such performance is delayed or prevented by conditions or events beyond such party's control. If a Force Majeure condition occurs, the party delayed or unable to perform shall give immediate notice of such occurrence to the other party. The party affected by the other party's inability to perform may, after sixty (60) days, elect to either terminate this Agreement or continue performance with the option of extending the terms of the Agreement up to the length of time the Force Majeure conditions endure. The party experiencing the Force Majeure condition must inform the other party in writing when such a condition ceases to exist.


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LESSEE:                                                LESSOR:

PREFERRED VOICE, INC.                                  CAPITAL GROWTH FUND LTD.


By: /s/ G. Ray Miller                                  By: /s/ Illegible
    -----------------                                      ---------------------
Its: Chairman                                          Its:

6500 Greenville Avenue                                 P. O. Box 3444
Suite 570                                              Road Town, Tortola
Dallas, Texas 75206                                    British Virgin Islands
(214) 265-9663


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                                 Equipment Lease
                                 Attachment "A"


19' rack mountable chassis
Intel pentium 200
64 MB Simm
Quantum Atlas 2.1 GB HDD #182710453776KT
48 Ports w/4 ports VCS continuous
  4 Ports VCS phonetics
Modem/Fax 56K Class 2 Internal #217C2AM7PN8200084005 Dialogic Cards:
  2 Antares 2000 X 50 MHS
  3 160 SCLS 16 port card
14' Monitor
Microsoft serial mouse
Keyboard
1 copy Preferred VIP SRO software (object code only) 1 copy NT Workstation 1 copy PC anywhere


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                                 Equipment Lease
                                 Attachment "B"


                                      After

                                    Purchase
                                      Price
                                    98,085.59
                                    96,139.27
                                    94,160.51
                                    92,148.77
                                    90,103.50
                                    88,024.15
                                    85,910.14
                                    83,760.89
                                    81,575.83
                                    79,354.34
                                    77,095.84
                                    74,799.69
                                    72,465.27
                                    70,091.94
                                    67,679.06
                                    65,225.97
                                    62,731.99
                                    60,196.44
                                    57,618.63
                                    54,997.86
                                    52,333.41
                                    49,624.56
                                    46,870.55
                                    44,070.65
                                    41,224.08
                                    38,330.07
                                    35,387.32
                                    32,396.54
                                    29,355.40
                                    26,263.58
                                    23,120.23
                                    19,924.48
                                    16,675.48
                                    13,372.32
                                    10,014.11
                                     6,600.00


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                       AMENDMENT NO. 1 TO LEASE AGREEMENT


The Lease Agreement dated May 1, 1998, between Preferred Voice, Inc. and Capital Growth Fund Ltd. is hereby amended to include Article XXVI in its entirety as follows:

                                  ARTICLE XXVI

         Lessor has the option at any time to convert its unpaid lease payments, in this instance to be defined as Purchase Price in Attachment "B", into shares of common stock, $.001 par value per share, of Lessee (the "Stock"), derived from dividing the Purchase Price by the conversion rate where the conversion rate is the smaller of:

                  (a)      $1.00 or;

                  (b) One-half of the average closing price of the Stock on the exchange on which it is traded for the 10 day period prior to conversion or if the Stock is not then traded on an exchange, one-half of the average of the last bid price for the 10 day period prior to the conversion.

         Except as amended hereby, the Lease Agreement remains in full force and effect in accordance with its terms.


Date: 10/15/98

Preferred Voice, Inc.


By: /s/ G. Ray Miller
    -------------------------
         G. Ray Miller
         President


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